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                                                                 Exhibit 10.19









                             DATED 31 DECEMBER 2001




                         WORLD-WIDE HOLDINGS LIMITED (1)

                                       and

                             PAUL ANDREW BISPHAM (2)

                                       and

                   SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. (3)



                         -------------------------------

                                SERVICE AGREEMENT

                         -------------------------------













                         LEBOEUF, LAMB, GREENE & MACRAE
                               NO.1 MINSTER COURT
                                  MINCING LANE
                                 LONDON EC3R 7AA
                              TEL: +44 207 459 5000
                              FAX: +44 207 459 5099


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                                      INDEX

CLAUSE
PAGE

1        EMPLOYMENT...........................................................1
2        OBLIGATIONS DURING EMPLOYMENT........................................1
3        FURTHER OBLIGATIONS OF THE EXECUTIVE.................................3
4        REMUNERATION.........................................................3
5        EXPENSES.............................................................4
6        PENSION SCHEME.......................................................5
7        INSURANCES...........................................................5
8        COMPANY CAR..........................................................5
9        HOLIDAYS.............................................................6
10       INCAPACITY...........................................................6
11       INTELLECTUAL PROPERTY................................................7
12       CONFIDENTIALITY......................................................8
13       TERMINATION OF EMPLOYMENT............................................9
14       EXECUTIVEss.S COVENANTS.............................................11
15.      STANDARD TERMS AND CONDITIONS.......................................13
16.      DISCIPLINARY PROCEDURE..............................................13
17       NOTICES.............................................................13
18       MISCELLANEOUS.......................................................13
19       DEFINITIONS AND INTERPRETATION......................................14




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THIS AGREEMENT is made on the                         day of December 2001.

BETWEEN:

(1) WORLD-WIDE HOLDINGS LIMITED, a private company limited by shares and incorporated in England and Wales (registered No. 2145545) and whose registered office is at Old Bank House, Thames Street, Windsor, Berkshire (the "COMPANY");

(2) PAUL ANDREW BISPHAM of 55 Connaught Gardens, Muswell Hill, London N10 3LG (the "EXECUTIVE"); and

(3) SCOTTISH ANNUITY & LIFE HOLDINGS, LTD., a company incorporated in the Cayman Islands whose principal place of business is at Crown House, 4 Par-la-Ville Road, Hamilton, Bermuda HM 12 (the "PARENT COMPANY").

IT IS AGREED as follows:


1        EMPLOYMENT

1.1      JOB DESCRIPTION

         The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company as its managing director on the terms and conditions set out in this Agreement.

1.2      COMMENCEMENT OF EMPLOYMENT

         The employment of the Executive pursuant to this Agreement shall start on the Commencement Date and the period of continuous employment for statutory purposes of the Executive shall be deemed to have begun on 6 November 1997.

1.3      DURATION

         Subject to Clause 13.3, this Agreement shall be for a fixed period of three years and shall thereafter be renewable annually until terminated by either the Company or the Executive in accordance with its terms.

2        OBLIGATIONS DURING EMPLOYMENT

2.1      The Executive will during the continuance of his employment:


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         (a)      serve the Company to the best of his ability in the capacity of managing director of the Company or in such other capacity as the Company may from time to time determine; and

         (b) faithfully and diligently perform such duties and exercise such powers consistent with them as the Company may from time to time properly assign to or confer on him; and

         (c) if and so long as the Board so directs perform and exercise the said duties and powers on behalf of any Associated Company and act as a director or other officer of any Associated Company; and

         (d) do all in his power to protect promote develop and extend the business interests and reputation of the Company and any Associated Company; and

         (e) at all times and in all respects conform to and comply with the lawful and reasonable directions of the Board; and

         (f) promptly give to the Company and the Board (in writing if so requested) all such information explanations and assistance as it may require in connection with the business and affairs of the Company and any Associated Company for which he is required to perform duties;

         (g) unless prevented by sickness injury or other incapacity or as otherwise agreed by the Company devote the whole of his time attention and abilities during his hours of work (which shall be normal business hours and such additional hours as may be necessary for the proper performance of his duties) to the business and affairs of the Company and any Associated Company for which he is required to perform duties; and

         (h) subject to (g) above, work at the Company's offices at Old Bank House, Thames Street, Windsor, Berkshire; and

         (i) at such times as the Board may reasonably request and at the expense of the Company undergo a medical examination by a doctor of the Company's choice.

2.2 Notwithstanding the foregoing or any other provision of this Agreement the Company will not be under any obligation to provide the Executive with any work and the Company may immediately upon commencing any disciplinary investigation into the activities or conduct of the Executive without notice suspend the Executive and/or exclude him from all or any premises of the Company or any Associated Company for any period not exceeding three months provided that throughout such period the Executive's salary and other contractual benefits shall continue to be paid or provided by the Company and provided further that at any time during such period the Executive will at the request of


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         the Board immediately resign without claim for compensation from office as a director of the Company and any Associated Company and from any other office held by him in the Company or any Associated Company and in the event of his failure to do so the Company hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignations to the Board.

3        FURTHER OBLIGATIONS OF THE EXECUTIVE

3.1 During the continuance of his employment the Executive will devote his whole time and attention to his duties under this Agreement and will not without the prior written consent of the Company directly or indirectly carry on or be engaged concerned or interested in any other business trade or occupation which is similar to or in competition with the business of the Company or any Associated Company otherwise than as a holder directly or through nominees of not more than five per cent in aggregate of any class of shares debentures or other securities in issue from time to time of any company which are for the time being quoted or dealt in on any recognised investment exchange (as defined by Section 207(1) of the Financial Services Act 1986).

3.2      During the continuance of his employment the Executive:

         (a) will not directly or indirectly procure or obtain or (without having notified full details thereof to the Company in writing and having obtained the Company's written approval in respect of any gift having a value in excess of (pound)200) accept for his own benefit (or for the benefit of any other person) any payment, rebate, discount, commission, vouchers, gift, entertainment (excluding entertainment for legitimate business purposes) or other benefit ("GRATUITIES") from any third party in respect of any business transacted or proposed to be transacted (whether or not by him) by or on behalf of the Company or any Associated Company; and

         (b) will observe the terms of any policy issued by the Company in relation to Gratuities; and

         (c) will immediately disclose and account to the Company for any Gratuities received by him (or by any other person on his behalf or at his instructions) in excess of (pound)200.

4        REMUNERATION

4.1      BASIC SALARY

4.1.1 The Company will pay to the Executive during the continuance of his employment a salary (which shall accrue from day to day) at the rate of (pound)165,000 (one hundred and sixty five thousand pounds) per year ("the EXECUTIVE'S BASIC SALARY") such sum to be inclusive of


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         any directors' fees payable to the Executive under the articles of association of the Company or any Associated Company (and any such fees as the Executive shall receive he shall pay to the Company). The salary will be payable in 12 equal monthly instalments in arrears on such day in each calendar month consistent with the Company's payroll policy.

4.1.2 The Executive's Basic Salary is subject to review annually in February, provided that at the end of the first six month period from the Commencement Date, it shall be reviewed for the subsequent period of six months from 1 July 2002 until 31 December 2002.

4.1.3 In respect of his employment by the Company for the period from 1 July 2001 up to the Commencement Date the Executive shall be deemed to have been entitled to be paid the Executive Basic Salary on the same basis as set out in Clause 4.1.1. To the extent that during such period the Executive was paid less than the amount he would have been entitled to be paid pursuant to Clause 4.1.1 the Company shall pay any such shortfall within five Business Days of the Commencement Date.

4.2      EXECUTIVE BONUS SCHEME

4.2.1 In February of each year, the Board shall establish an Executive Bonus Scheme for that calendar year that sets forth the scope and nature of such Executive Bonus Scheme. Bonus's payable thereunder will be paid in February of the succeeding calendar year.

4.2.2 In respect of the 2002 calender year, the Executive shall not be entitled to any bonus payment in the event that the pre-tax US GAAP income of World-Wide Reassurance Company Limited is less than US$7,000,000. In the event that such income exceeds US$7,000,000, the Executive shall be entitled to a bonus payment equivalent to at least 25 per cent of the Executive's Basic Salary.

4.3      OPTIONS

         The Parent Company shall grant the Executive, following the execution of this Agreement, an option ("OPTION") to purchase up to 75,000 ordinary shares of the Parent Company on terms set out in the 2001 Stock Option Plan of the Parent Company ("the PLAN"), such Option to be exercisable at a per share price which is the lower of the Market Value Per Share (as defined in such stock option plan) on 6 August, 2001 and 31 December, 2001.

4.4      SIGNING BONUS

         In consideration of the Executive entering into this Agreement the Company shall pay to the Executive the sum of (pound)30,000 (thirty thousand pounds) within five Business Days of the Commencement Date ("the SIGNING BONUS") PROVIDING THAT if the Executive terminates his employment pursuant to Clause 13.3 or his employment is terminated by the Company pursuant to Clause 13.1 in either case within twelve months of the


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         Commencement Date the Executive will repay the Signing Bonus in full to the Company immediately upon such termination taking place.

5        EXPENSES

5.1 Consistent with Company policy, the Company will during the continuance of his employment reimburse the Executive in respect of all reasonable travelling, accommodation, entertainment and other similar out-of-pocket expenses wholly, exclusively and necessarily incurred by him in or about the performance of his duties.

5.2 Except where specified to the contrary all expenses will be reimbursed on a monthly basis subject to the Executive providing (if required by the Board) appropriate evidence (including receipts invoices tickets and/or vouchers as may be appropriate and where practical) of the expenditure in respect of which he claims reimbursement.

6        PENSION SCHEME

         The Executive will be entitled to participate in the Company's retirement benefits scheme on the terms and conditions set out in the Staff Handbook and as resolved by the Board from time to time (providing that any changes which are resolved by the Board to be made to the retirement benefits scheme shall not be to the detriment of the Executive).

7        INSURANCES

         Subject to his complying with and satisfying any applicable requirements of the relevant insurers the Company will during the continuance of his employment provide for the Executive:

         (a) membership of a private medical expenses insurance scheme providing such level of benefits as the Company may in its absolute discretion from time to time decide;

         (b)      membership of the Company's permanent health insurance scheme;
                  and

         (c) appropriate insurance whilst travelling for business purposes of the Company or an Associated Company.

8        COMPANY CAR

8.1 The Company will provide the Executive with a car of a make and model for his use during the continuance of his employment that the Board reasonably deems appropriate for an employee of the Executive's level. The Company will pay or reimburse the Executive all standing and running costs (including fuel costs relating to private travel) in respect of such car and provide a parking space for the Executive's car within reasonable walking distance of the Company's place of business.

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8.2      The Executive will at all times and in all respects conform to and comply with any policy which may from time to time be made by the Company in relation to cars provided by it for the use of its employees and in particular the Executive:

         (a) will ensure that at all times when the car is driven on a public highway it is in the state and condition required by law and that a current M.o.T. test certificate is in force in respect of it (if appropriate); and

         (b) will ensure that the person who is operating the car has the permission of the Executive to operate the vehicle and at all times be the holder of a current driving licence entitling him to drive motor cars in the United Kingdom and that such driver shall be capable of producing such licence to the Company upon request.

8.3 For the avoidance of doubt the Company will be entitled at its absolute discretion without being required to compensate the Executive in relation thereto to withdraw the use of the car provided pursuant to this Clause in the circumstances provided for in the Company's car policy in force from time to time as set out in the Staff Handbook.

8.3 For all purposes connected with or relating to the employment of the Executive the benefit of the private use of the car(s) provided pursuant to this Agreement will be calculated in accordance with the Inland Revenue rates in force from time to time.

9        HOLIDAYS

9.1 The Executive will (in addition to the usual public and bank holidays) be entitled during the continuance of his employment to 28 working day's paid holiday in each period of 12 months commencing on 1 January (the "HOLIDAY YEAR").

9.2 Holiday shall be taken at such times as may be approved by the President or Chief Executive of the Parent Company.

9.3 The Executive may not, without the prior written consent of the President or Chief Executive of the Parent Company carry forward more than six days unused holiday entitlement from one Holiday Year to another.

9.4 On the termination of his employment the Executive's entitlement to accrued holiday pay will be calculated on a pro rata basis in respect of each completed month of service in the holiday year in which his employment terminates and the appropriate amount will be paid to the Executive provided that if the Executive shall have taken more days' holiday than his accrued entitlement the Company is hereby authorised to make an appropriate deduction from the Executive's final salary payment.

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10       INCAPACITY

10.1 The Executive shall, subject to complying with the Company's rules governing notification and evidence of absence by reason of Incapacity for the time being in force, be entitled to payment of his salary (which shall include any entitlement to statutory sick pay or social security benefits to which he may be entitled) in respect of absence by reason of Incapacity in respect of the first six months absence PROVIDED THAT whilst the Executive is entitled to be paid during Incapacity there shall be deducted therefrom the aggregate of any amounts receivable by the Executive by virtue of any sickness, accident benefit or permanent health scheme operated by or on behalf of the Company (except insofar as such amounts represent reimbursement of medical or nursing fees or expenses incurred by the Executive) and the amount of any social security sickness or other benefit to which the Executive may be entitled.

10.2 If the Executive shall have been absent from work due to sickness injury or other incapacity for a continuous period of six months or more then he shall receive such benefits (if any) as the Parent Company may in its absolute discretion decide.

10.3 If any Incapacity is caused by any alleged action or wrong of a third party and the Executive decides to claim damages in respect thereof, then the Executive will use all reasonable endeavours to recover damages for loss of earnings over the period for which salary has been or will be paid to him by the Company under Clause 10.1, and will account to the Company for any such damages recovered (net of the reasonable costs of recovery and in an amount not exceeding the actual salary paid or payable to him by the Company under Clause 10.1 in respect of the said period.) The Executive will keep the Company informed of the commencement, progress and outcome of any such claim.

11       INTELLECTUAL PROPERTY

11.1 Subject to the relevant provisions of the Patents Act 1977, the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988 if at any time in the course of his employment the Executive makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business of the Company or any Associated Company he will immediately disclose full details of such to the Board and at the request and expense of the Company he will do all things which may be necessary or desirable for obtaining appropriate forms of protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting all rights in the same in the Company or its nominee.

11.2 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any instrument or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of Clause 11.1 and in favour of any third party a certificate in writing signed by


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         any director or the secretary of the Company that any instrument or act falls within the authority conferred by Clause 11.1 shall be conclusive evidence that such is the case.

11.3 The Executive hereby waives all of his moral rights (as defined in the Copyright Designs and Patents Act 1988) in respect of any acts of the Company or any acts of third parties done with the Company's authority in relation to any Intellectual Property which is the property of the Company by virtue of Clause 11.1.

11.4 All rights and obligations under this Clause in respect of Intellectual Property made or discovered by the Executive during his employment will continue in full force and effect after the termination of his employment and will be binding upon the Executive's personal representatives.

12       CONFIDENTIALITY

12.1 During the Term, the Company agrees that it will disclose to the Executive confidential and proprietary information (as defined in Clause 12.2) to the extent necessary for the Executive to carry out his obligations to the Company. The Executive hereby acknowledges that the Company has a legitimate business interest in protecting its confidential and proprietary information and hereby covenants and agrees that he will not without the prior written consent of the Company, during the Term or at any time thereafter:

         (a) disclose to any person not employed by the Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company; or

         (b) remove, copy or retain in his possession any Company files or records.

12.2     For the purposes of this Clause 12:

         (a) the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by the Executive's breach of Clause 12.1) or generally known to persons engaged in businesses similar or related to those of the Company, including without limitation, information relating to the Company's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other information of a confidential or proprietary nature; and

         (b) the term "Company" will also be deemed to include any Associated Company.

12.3     The obligations imposed by Clause 12.1 will not apply:



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         (a)      during the Term, in the course of the business of and for the benefit of the Company;

         (b) if such confidential or proprietary information will have become, through no fault of the Executive, generally known to the public; or

         (c) if the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

12.4 The Executive will not without the prior approval of the President or Chief Executive of the Parent Company either directly or indirectly publish any opinion fact or material or deliver any lecture or address or participate in the making of any firm radio broadcast or television transmission or communicate with any representative of the media or any third party relating to the business or affairs of the Company or to any of its or their officers, employees, clients, customers, suppliers, distributors, agents or shareholders (collectively known as "Affiliates " for the purposes of this Clause 12.4) or to the development or exploitation of Intellectual Property which in the opinion of a reasonable person is likely to have an adverse impact on the business, affairs or reputation of the Company. For the purpose of this Clause "media" shall include television (terrestrial satellite and cable) radio, newspapers and other journalistic publications.

13       TERMINATION OF EMPLOYMENT

13.1 The employment of the Executive may be terminated by the Company forthwith without notice or payment in lieu of notice if:

         (a) the Executive commits any serious or persistent breach or non-observance of any of the terms, conditions or stipulations contained in this Agreement; or

         (b) the Executive is guilty of any gross negligence or gross misconduct in connection with or affecting the business or affairs of the Company or any Associated Company for which he is required to perform duties; or

         (c) the Executive is guilty of conduct which brings or is likely to bring himself or the Company or any Associated Company into disrepute; or

         (d) the Executive is convicted of an arrestable criminal offence within the United Kingdom, the United States of America or any other member state of the European Union resulting in the imposition of a custodial sentence; or

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         (e)      the Executive is adjudged bankrupt or makes any arrangement or composition with his creditors or has an interim order made against him pursuant to Section 252 of the Insolvency Act
                  1986; or

         (f) the Executive is or becomes prohibited by English law from being a director; or

         (g) the Executive causes any agreement entered into by the Company relating to the provision of the Executive's services to be terminated without notice by any other party to such agreement except in the normal course of business practice.

13.2 Unless the Board determines otherwise, the employment of the Executive shall terminate automatically and without prior notice upon his attaining the age of 65.

13.3 Either the Company or the Executive may terminate this Agreement by giving to the other not less than six months written notice to expire at any time.

13.4 The Company reserves the right to terminate the Executive's employment by payment in lieu of notice.

13.5 After notice of termination has been given by either the Executive or the Company, or if the Executive seeks to resign without notice or by giving shorter notice than that required under this Agreement then provided the Company continues to pay the Executive's contractual benefits in accordance with the terms of this agreement, the Company has at its discretion the right for the notice period or balance of the notice period then outstanding until the date of termination to:

         (a) exclude the Executive from the Company's premises and require the Executive not to attend at the Company's premises; and/or

         (b)      require the Executive to carry out no duties; and/or

         (c) require the Executive not to communicate or deal with employees, agents, consultants, clients or other representatives of the Company.

13.6 On the termination of his employment (for whatever reason and howsoever arising) the Executive:

         (a) will not take away conceal or destroy but will immediately deliver up to the Company all documents (which expression includes but without limitation notes memoranda correspondence drawings sketches plans designs and any other material upon which data or information is recorded or stored) relating to the business or affairs of the Company or any Associated Company or any of their clients customers shareholders employees officers suppliers distributors and agents (and the Executive will not be entitled to retain any copies or reproductions of any


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                  such documents) together with any other property belonging to the Company or any Associated Company (including his car and its keys) which may then be in his possession or under his control;

         (b) will at the request of the Board immediately resign without claim for compensation from office as a director of the Company and any Associated Company and from any other office held by him in the Company or any Associated Company (but without prejudice to any claim he may have for damages for breach of this Agreement) and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignations to the Board; and

         (b) will not at any time thereafter make any untrue or misleading oral or written statement concerning the business affairs of the Company or any Associated Company nor represent himself or permit himself to be held out as being in any way connected with or interested in the business of the Company or any Associated Company (except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements); and

         (d) will immediately repay all outstanding debts or loans due to the Company or any Associated Company and the Company is hereby authorised to deduct from any wages (as defined by Section 7 of the Wages Act 1986) of the Executive a sum equal to any such debts or loan.

13.7 If the employment of the Executive is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation or as part of any arrangements for the amalgamation or reconstruction of the Company not involving insolvency and the Executive is offered employment with any concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions which taken as a whole are not less favourable than the terms of this Agreement then the Executive will have no claim against the Company in respect of such termination.

14       EXECUTIVE'S COVENANTS

14.1 The Executive acknowledges that during the course of his employment with the Company he will receive and have access to confidential and proprietary information of the Company and its Associated Companies (including without limitation those matters specified in Clause 12 of this Agreement) and he will also receive and have access to detailed client and customer lists and information relating to the operations and business requirements of those clients and customers and accordingly he is willing to enter into the covenants described in Clause 14.2 in order to provide the Company and its Associated Companies with what he considers to be reasonable protection for those interests.



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14.2     The Executive hereby covenants with the Company for itself and as trustee for the Associated Companies that he will not for the period of 3 months in respect of Clause 14.2(a) and 12 months in respect of Clauses 14.2(b), (c) and (d) after the termination of his employment ("the RESTRICTED PERIOD") without the prior written consent of the Board (which the Board may in its absolute discretion withhold or give on such terms as it thinks fit) either alone or jointly with or on behalf of any person directly or indirectly:

         (a) other than in the event of the Executive's employment being terminated by the Company Without Cause carry on or set up or be employed or engaged by or otherwise assist or be interested in any business which is competitive with any business of the Company and any Associated Company at the date of such termination in the country in which the business is conducted;

         (b) in connection with the carrying on of any business in competition with the business carried on by the Company or any Associated Company at the date of such termination canvass solicit or approach or cause to be canvassed or solicited or approached for orders in respect of any services provided by the Company or any Associated Company any person who or which at the date of termination of his employment or at any time during the period of twelve months prior to that date is a client or customer of the Company or any Associated Company and with whom or which the Executive shall have had dealings during the course of his employment;

         (c) in connection with the carrying on of any business in competition with the businesses carried on by the Company or any Associated Company at the date of such termination do business with any person who has at any time during the period of twelve months immediately preceding the date of such termination done business with the Company or any Associated Company as a client or customer and with whom the Executive shall have had dealings during the course of his employment;

         (d) solicit or entice away or endeavour to solicit or entice away from the Company or any Associated Company any person who at the date of termination of his employment is employed or engaged in a senior capacity by the Company or any Associated Company and with whom the Executive shall have had contact during the course of his employment (whether or not such person would commit a breach of his contract of employment by so doing).

14.3 The Executive hereby agrees that he will at the cost of the Company enter into a direct agreement or undertaking with any Associated Company whereby he will accept restrictions and provisions corresponding to the restrictions and provisions in Clause 14.2 above (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period not exceeding twelve months as such


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         Associated Company may reasonably require for the protection of its legitimate business interests.

14.4 The covenants contained in Clause 14.2(a), (b), (c) and (d) are intended to be separate and severable and enforceable as such so that in the event that any restriction contained in Clauses 14.2 and 14.3 shall be found to be void, but would be valid if some part of the relevant restriction were deleted, the relevant restriction shall apply with such modifications as may be necessary to make it valid and effective.

15.      STANDARD TERMS AND CONDITIONS

15.1 The Executive agrees that the terms of the Staff Handbook shall (except to the extent that they contradict with the terms of this Agreement in which case the terms of this Agreement shall prevail unless agreed otherwise between the Company and the Executive) be deemed to form part of this Agreement.

15.2 Clause 15.1 shall only be enforceable against the Executive if a copy of the Staff Handbook has first been provided to the Executive. For this purpose the Executive hereby acknowledges receipt of the Staff Handbook in force at the date of this Agreement.

16.      DISCIPLINARY PROCEDURE

16.1 For statutory purposes there is no formal disciplinary procedure in relation to the Executive's employment. The Executive will be expected to maintain the highest standards of integrity and behaviour.

16.2 If the Executive is not satisfied with any disciplinary decision taken in relation to him he may appeal in writing within 14 days of that decision to the Board whose decision shall be final.

17       NOTICES

17.1 Any notice to be given under this Agreement must be given in writing and will be deemed to be sufficiently served by either party on the other if it is delivered personally or is sent by registered or recorded delivery pre-paid post (air mail if overseas) addressed to either the Company's registered office for the time being or the Executive's last known address as the case may be.

17.2 Any notice sent by post will be deemed (in the absence of evidence of earlier receipt) to be received two days after posting (six days if sent air mail) and in proving the time such notice was sent it shall be sufficient to show that the envelope containing it was properly addressed stamped and posted.



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18       MISCELLANEOUS

18.1 The Executive hereby warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract or of any other obligation legally binding upon him.

18.2 Any benefits provided by the Company to the Executive or his family which are not expressly referred to in this Agreement will be regarded as ex gratia benefits provided at the entire discretion of the Company and will not form part of the Executive's contract of employment.

18.3 The Company will be entitled at any time during the Executive's employment to make deductions from the Executive's salary or from any other sums due to the Executive from the Company or any Associated Company in respect of any overpayment of any kind made to the Executive or in respect of any debt or other sum due from him.

19       DEFINITIONS AND INTERPRETATION

19.1 In this Agreement unless the context otherwise requires words and phrases defined in Part XXVI of the Companies Act 1985 have the same meanings thereby attributed to them and the following expressions have the following meanings:


         "ASSOCIATED COMPANY"               any company which is a holding
                                            company (including for the avoidance
                                            of doubt the Parent Company) or a
                                            subsidiary of the Company or a
                                            subsidiary of the Company's holding
                                            company (including for the avoidance
                                            of doubt any subsidiary of the
                                            Parent Company);

         "THE BOARD"                        the board of directors for the time
                                            being of the Company including any
                                            duly appointed committee thereof or
                                            the directors present at a meeting
                                            of the directors of the Company at
                                            which a quorum is present but
                                            excluding the Executive;

         "BUSINESS DAY"                     any day on which banks are open for
                                            normal banking business in the City
                                            of London;

         "COMMENCEMENT DATE"                1 January 2002;

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         "INCAPACITY"                       sickness or injury rendering the
                                            Executive incapable of performing
                                            services in accordance with the
                                            provisions of this Agreement;

         "INTELLECTUAL PROPERTY"            letters patent, trade marks, service
                                            marks, designs, copyrights, utility
                                            models, design rights, applications
                                            for registration of any of the
                                            foregoing and the right to apply for
                                            them in any part of the world,
                                            inventions, drawings, computer
                                            programs, Confidential Information,
                                            know-how, and rights of like nature
                                            arising or subsisting anywhere in
                                            the world in relation to all of the
                                            foregoing whether registered or
                                            unregistered;

         "PARENT COMPANY                    the board of directors for the time
         BOARD"                             being of the Parent Company
                                            including any duly appointed
                                            committee thereof or the directors
                                            present at a meeting of the
                                            directors of the Parent Company at
                                            which a quorum is present but
                                            excluding the Executive;

         "SHARE"                            an ordinary share in the capital of
                                            the Company;

         "STAFF HANDBOOK"                   the handbook of staff rules and
                                            benefits of the Company (as may be
                                            amended and resolved from time to
                                            time);

         "TERM" the period commencing on the date of this Agreement and expiring on its termination; and

         "WITHOUT CAUSE"                    without the Company having a reason
                                            to justify the termination of the
                                            Executive's employment with the
                                            Company either pursuant to Clause
                                            13.1 or pursuant to a reason
                                            permitted by English law.

19.2 The headings in this Agreement are for convenience only and shall not affect its constructions or interpretation.

19.3 References in this Agreement to Clauses and paragraphs are references to Clauses and paragraphs to this Agreement unless otherwise stated.

19.4 Any reference in this Agreement to the employment of the Executive is a reference to his employment by the Company whether or not during the currency of this Agreement.

19.5 Any reference in this Agreement to a person shall where the context permits include a reference to a body corporate and to any unincorporated body of persons.

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19.6     Any word in this Agreement which denotes the singular shall where the context permits include the plural and vice versa and any word in this Agreement which denotes to the masculine gender shall where the context permits include the feminine and/or the neuter genders and vice versa.

19.7 Any reference in this Agreement to a statutory provision is deemed to include a reference to any statutory amendment modification or re-enactment of it.

19.8 This Agreement contains the entire understanding between the parties and supersedes all subsisting agreements arrangements and understandings relating to the employment and remuneration (in whatever capacity) of the Executive which agreements arrangements and understandings are deemed to have been terminated by mutual consent.

19.9 This Agreement is governed by and will be construed in accordance with the laws of England and the parties to this Agreement hereby submit to the exclusive jurisdiction of the English courts to hear and decide any suit, actions or proceedings and to settle any disputes which may arise out of or in connection with this agreement.

IN WITNESS whereof this Agreement has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

EXECUTED as a Deed by WORLD-        )
WIDE HOLDINGS LIMITED               )
acting by:                          )


                           Director

                           Director/Secretary



EXECUTED as a deed by                       )
PAUL ANDREW BISPHAM                         )       ----------------------
in the presence of:                         )

Witness' Signature:
                           ---------------------------


Witness' Name:
                           ---------------------------


Witness' Address:
                           ---------------------------

                           ---------------------------

                           ---------------------------



EXECUTED as a Deed by                       )
SCOTTISH ANNUITY & LIFE                     )
HOLDINGS, LTD. acting by:                   )


                           Director

                           Director/Secretary


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